EXHIBIT 10.54


                           MEMORANDUM OF UNDERSTANDING
                           ---------------------------


         THIS MEMORANDUM OF UNDERSTANDING ("Memorandum") is intended to memorialize the understandings reached by GIBRALTAR PACKAGING GROUP, INC. ("Gibraltar") and JOHN W. LLOYD ("Lloyd") concerning the implementation of a certain agreement captioned "Further Agreement Concerning Employment" made and entered into as of January 23, 2000 (the "Further Agreement").

         Section 2(c) of the Further Agreement gives the parties certain rights with respect to the modification of their respective duties, exercisable at six month intervals beginning on May 1, 2000.

         As of May 1, 2000, the parties have agreed as follows:


[GRAPHIC]                  That Lloyd's salary shall be reduced to an annual
                  rate of Fifty Two Thousand Six Hundred Ninety-Three Dollars and Ninety-Eight Cents ($52,693.98);

[GRAPHIC]                  That the number of hours Lloyd shall be required to
                  devote to his duties shall be reduced to an average of ten
                  (10) hours per week; and

[GRAPHIC]                  In the event that, during any three month period
                  beginning on May 1, 2000 or on the first day of any subsequent August, November, February or May, Lloyd is required to devote more than one hundred thirty (130) hours to the performance of his duties, Gibraltar will pay additional compensation to Lloyd at the rate of $100.00 per hour for each hour in excess of one hundred thirty (130) spent by Lloyd in the performance of such duties during such three month period.

         Pursuant to paragraph 4(c) of the Further Agreement, the amount of the severance pay which is currently being paid to Lloyd shall be increased, to the annual rate of $158,081.94 (without changing the maximum amount described in paragraph 4(a) of the Further Agreement).

         The parties acknowledge that the implementation of the Further Agreement, as revised by this Memorandum, has resulted and/or will result in the following:

[GRAPHIC]                  During the period from November 1, 1999 through April
                  30, 2000, Gibraltar has paid a total of $52,693.98 of severance compensation to Lloyd;

[GRAPHIC]                  In the absence of a further change to the number of
                  hours Lloyd shall be required to devote to his duties, (i) during the period from May 1, 2000 through October 31, 2000, Gibraltar will pay $79,040.97 of severance compensation to
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                  Lloyd, and (ii) during the period from November 1, 2000
                  through April 30, 2001, Gibraltar will pay $26,346.99 of severance compensation to Lloyd; such amounts shall be in addition to the salary described above;

[GRAPHIC]                  After the payments described above, as of April 30,
                  2001, the amount of unpaid severance compensation to which Lloyd will still be entitled to receive at the time of termination of his employment will be $52,693.98.

         This Memorandum has been executed as of this 3rd day of July, 2000, and it is intended to be effective as of May 1, 2000.


                                            GIBRALTAR PACKAGING GROUP, INC.


                                            By:   /s/  Walter E Rose
                                                  --------------------------
                                                  Walter E. Rose, Chairman